EXHIBIT 99.1

Heat Biologics Announces Promising Survival Data of HS-110 in Two Treatment Settings of Lung Cancer; Selected for Presentation at 2021 American Society of Clinical Oncology Annual Meeting

DURHAM, NC – May 20, 2021 – Heat Biologics, Inc. (Nasdaq: HTBX), a clinical-stage biopharmaceutical company focused on developing first-in-class therapies to modulate the immune system, today announced that the latest data from HS-110, the Company’s lead product, has been accepted for poster presentation at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting, to be held virtually from June 4-8, 2021. The ASCO Annual Meeting is the largest international conference to showcase the latest advancements in oncology.

Abstract Title: Interim results of viagenpumatucel-L (HS-110) plus nivolumab in previously treated patients (pts) with advanced non-small cell lung cancer (NSCLC) in two treatment settings

Session Title: Poster Session: Lung Cancer—Non-Small Cell Metastatic

Abstract Number: 9100

Lead Author and Presenter: Roger B. Cohen, MD, Perelman School of Medicine at the University of Pennsylvania

According to ASCO, more than 5,400 abstracts were reviewed for the 2021 ASCO Annual Meeting. Additional information about the conference may be accessed at https://conferences.asco.org/am/attend.

About HS-110

HS-110 is a first-in-class, off-the-shelf, allogeneic cell therapy designed to utilize gp96 for immune activation against multiple tumor testis antigens. Phase 2 trial of HS-110 in combination with Bristol-Myers Squibb's (BMS) OPDIVO® (nivolumab) has completed enrollment in patients with incurable or metastatic NSCLC. OPDIVO® is a programmed death-1 immune checkpoint inhibitor (PD-1 inhibitor). HS-110 has broad potential for providing multiple treatment options to NSCLC patients in combination with a PD-1 inhibitor. Positive interim survival data has been demonstrated in two distinct treatment settings in previously treated NSCLC patients who have not been treated with PD-1 inhibitor or programmed death-ligand 1 inhibitor (PD-L1 inhibitor) as well as patients who have progressed during or after previous treatment with a PD-1 or PD-L1 [PD-(L)1] inhibitor. Combination of HS-110 and PD-(L)1 therapies may confer additional survival benefit.

About Heat Biologics, Inc.

Heat Biologics is a biopharmaceutical company focused on developing first-in-class therapies to modulate the immune system. Heat’s gp96 platform is designed to activate immune responses against cancer or infectious diseases. The Company has multiple product candidates in development leveraging the gp96 platform, including HS-110, which has completed enrollment in its Phase 2 trial, and a COVID-19 vaccine program in preclinical development. In addition, Heat Biologics is also developing a pipeline of proprietary immunomodulatory antibodies and cell-based therapies, including PTX-35 and HS-130 in Phase 1 clinical trials.

Forward Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectation, and assumptions and include statements such as the broad potential of HS-110 for providing multiple treatment options to NSCLC patients in combination with a PD-1 inhibitor. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, the ability of Heat's therapies to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, Heat's vaccine platform to provide protection against COVID-19, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, especially in light of COVID-19, Heat's ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to Heat's ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, Heat's ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, its ability to continue to maintain its listing on the Nasdaq Capital Market and its ability to retain its key scientists or management personnel, and the other factors described in Heat's most recent annual report on Form 10-K filed with the SEC, and other subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and Heat undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

David Waldman

+1 919 289 4017

investorrelations@heatbio.com